UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020
NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, NioCorp Developments Ltd (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) at which the shareholders considered and approved the NioCorp Developments Ltd. Long-Term Incentive Plan, as amended (the “2017 Amended Plan”).

Under the 2017 Amended Plan, the Company’s Board of Directors (the “Board”) may in its discretion from time to time grant stock options, share units (in the form of restricted share units (“RSUs”) and performance share units (“PSUs”)) and dividend equivalents to directors, employees and certain other service providers (as further described in the 2017 Amended Plan) of the Company and affiliated entities selected by the Board. Subject to adjustment as provided in the 2017 Amended Plan, the aggregate number of common shares of the Company (“Common Shares”) that may be reserved for issuance to participants under the 2017 Amended Plan, together with all other security based compensation arrangements of the Company, including with respect to stock options outstanding under the Company’s 2016 Incentive Stock Option Plan, may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. Further, the aggregate number of Common Shares reserved for issuance to any one participant under the 2017 Amended Plan, together with all other security based compensation arrangements of the Company, must not exceed 5% of the aggregate issued and outstanding Common Shares (on a non-diluted basis). The maximum number of Common Shares (1) issued to insiders (for purposes of the Toronto Stock Exchange Company Manual) within any one-year period and (2) issuable to insiders at any time, under the 2017 Amended Plan, or when combined with the Company’s other security based compensation arrangements, will not exceed 10% of the number of the aggregate issued and outstanding Common Shares.

Under the 2017 Amended Plan, and subject to the adjustment provisions of the 2017 Amended Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of stock options intended to qualify as “incentive stock options” under Section 422 of the United States Internal Revenue Code will not exceed 23,811,309 Common Shares; provided, however, that such limit will increase by 3,000,000 Common Shares on each of the first and second anniversaries of the effective date of the 2017 Amended Plan, subject to the aggregate Common Share limitation under the 2017 Amended Plan. This incentive stock option limit was raised from 20,451,895 Common Shares, as contained in the original NioCorp Developments Ltd. Long-Term Incentive Plan (the “Original 2017 Plan”). The 2017 Amended Plan also removed from the Original 2017 Plan the restrictions that stock options and share units granted to non-employee directors, together with all other equity awards granted to non-employee directors under any other security based compensation arrangement, be limited to an annual equity award value of C$150,000 per non-employee director, and that the total value of stock options issuable to a non-employee director in a one-year period be limited to C$100,000.

The Board will generally be able to amend the 2017 Amended Plan, subject to shareholder approval in certain circumstances as further described in the 2017 Amended Plan.

The foregoing description of the 2017 Amended Plan is not complete and is in all respects qualified in its entirety by the actual provisions of the 2017 Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on November 5, 2020. As of the record date for the Annual Meeting, there were 238,110,090 Common Shares issued and outstanding and entitled to vote, of which 94,534,147 Common Shares were present by proxy or in person at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal One – To Set the Number of Directors for the Ensuing Year at Five.

Votes For:	43,182,746

Votes Against:	120,361

Abstentions:	83,586

Broker non-votes:	51,147,454

Proposal Two – Election of Directors.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark A. Smith	42,567,198	819,495	51,147,454
Michael Morris	43,060,878	325,815	51,147,454
David C. Beling	43,120,198	266,495	51,147,454
Anna Castner-Wightman	43,089,430	297,264	51,147,453
Nilsa Guerrero-Mahon	43,037,900	348,794	51,147,453

Proposal Three – Appointment of BDO USA, LLP as Auditors of the Company for the Ensuing Year and Authorizing the Directors to Fix Their Remuneration.

Votes For:	93,770,767

Votes Withheld:	763,380

Broker non-votes:	0

Proposal Four – Authorize and Approve the NioCorp Developments Ltd. Long-Term Incentive Plan, Including Amendments Thereto, and the Unallocated Entitlements Thereunder.

Votes For:	40,770,715

Votes Against:	1,885,476

Votes Withheld:	730,503

Broker non-votes:	51,147,453

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	NioCorp Developments Ltd. Long Term Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: November 6, 2020	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer